Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to incorporation by reference in the Registration Statements (Form S-8 No. 333-26743 and No. 333-61467) pertaining to the Cenveo 401(k) Savings and Retirement Plan of our report dated June 24, 2009, with respect to the financial statements and supplemental schedules of the Cenveo 401(k) Savings and Retirement Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2008.

/s/ O’Connor Davies Munns & Dobbins, LLP
Harrison, New York

June 24, 2009

16